Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERGY, INC.

(Exact name of registrant as specified in its charter)

Missouri	82-2733395
(State of incorporation)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

GREAT PLAINS ENERGY INCORPORATED 401(k) SAVINGS PLAN (FORMERLY KNOWN AS GREAT PLAINS ENERGY INCORPORATED CASH OR DEFERRED ARRANGEMENT (“EMPLOYEE SAVINGS PLUS”))

EVERGY, INC. LONG-TERM INCENTIVE PLAN

(FORMERLY NAMED THE GREAT PLAINS ENERGY INCORPORATED LONG-TERM INCENTIVE PLAN, AS AMENDED)

WESTAR ENERGY, INC. LONG TERM INCENTIVE AND SHARE AWARD PLAN

(AS AMENDED AND RESTATED JANUARY 1, 2016)

WESTAR ENERGY, INC. EMPLOYEES’ 401(k) SAVINGS PLAN

(Full title of the plans)

Heather A. Humphrey

Senior Vice President – General Counsel and Corporate Secretary

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, no par value	2,970,000 shares	$51.33	$152,450,100	$18,980.04

(1)	Evergy, Inc., a Missouri corporation (formerly Monarch Energy Holding, Inc. and referred to herein as the “Registrant” or the “Company”) is filing this registration statement (this “Registration Statement”) to register the issuance of 245,000 shares of the Company’s common stock, no par value (the “Common Stock”) which are issuable pursuant to the Great Plains Energy Incorporated 401(k) Savings Plan, 1,675,000 shares of Common Stock which are issuable pursuant to the Evergy, Inc. Long-Term Incentive Plan (formerly named the Great Plains Energy Incorporated Long-Term Incentive Plan, as amended), 850,000 shares of Common Stock which are issuable pursuant to the Westar Energy, Inc. Long Term Incentive and Share Award Plan and 200,000 shares of Common Stock which are issuable pursuant to the Westar Energy, Inc. Employees’ 401(k) Savings Plan (collectively, the “Plans”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plans pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan participation interests to be offered or sold pursuant to the Great Plains Energy Incorporated 401(k) Savings Plan and the Westar Energy, Inc. Employees’ 401(k) Savings Plan. No additional registration fee is included for these interests.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on June 11, 2018.

EXPLANATORY NOTE

Effective June 4, 2018, pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 9, 2017, by and among the Company, Westar Energy, Inc. (“Westar Energy”), Great Plains Energy Incorporated (“Great Plains Energy”), and King Energy, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), (1) Great Plains Energy merged with and into the Company, with the Company continuing as the surviving corporation (the “Great Plains Energy Merger”), and (2) Merger Sub merged with and into Westar Energy, with Westar Energy continuing as the surviving corporation (the “Westar Energy Merger” and, together with the Great Plains Energy Merger, the “Mergers”). As a result of the Mergers, the Company is the direct parent of Westar Energy and of Great Plains Energy’s direct subsidiaries.

At the effective time of the Mergers, (1) each share of common stock of Great Plains Energy issued and outstanding immediately prior to the effective time of the Mergers was converted into the right to receive 0.5981 (referred to as the “Great Plains Energy Exchange Ratio”) validly issued, fully paid and nonassessable shares of Common Stock; and (2) each share of common stock of Westar Energy issued and outstanding immediately prior to the effective time of the Mergers was converted into the right to receive one validly issued, fully paid and nonassessable share of Common Stock.

Pursuant to the Merger Agreement, upon the consummation of the Mergers: (i) each performance share award of Great Plains Energy that was unvested and outstanding immediately prior to the effective time of the Mergers was converted into an award of performance share awards of Common Stock equal to the number of Great Plains Energy performance share awards multiplied by the Great Plains Energy Exchange Ratio and subject to the same terms and conditions as were applicable to such Great Plains Energy performance share award except that performance measures shall be adjusted as soon as practicable after the Mergers as determined appropriate and equitable by the Compensation and Leadership Development Committee of the Board to reflect the performance of Great Plains Energy during the performance measurement period prior to the Mergers; (ii) each deferred share unit of Great Plains Energy that was unvested and outstanding immediately prior to the effective time of the Mergers was converted into an award of a number of deferred share units of Common Stock equal to the number of Great Plains Energy deferred share units of Great Plains Energy common stock multiplied by the Great Plains Energy Exchange Ratio and subject to the same terms and conditions as were applicable to such Great Plains Energy deferred share unit award; and (iii) each contractual right to receive a share of Great Plains Energy common stock or the value of such a share (other than Great Plains Energy deferred share units and Great Plains Energy performance share awards) pursuant to any Great Plains Energy benefit or compensation plan, agreement or arrangement that was outstanding immediately prior to the effective time of the Mergers, was converted into an equity or equity-based award in respect of a number of shares of Common Stock equal to the number of shares of Great Plains Energy common stock represented by the contractual right multiplied by the Great Plains Energy Exchange Ratio and subject to the same terms and conditions as were applicable to such contractual right to receive a share of Great Plains Energy common stock or the value thereof.

Additionally, as provided in the Merger Agreement, each unvested Westar Energy restricted share unit (other than those granted in connection with the consummation of the Mergers), unvested performance unit and contractual right to receive a share of Westar Energy common stock or the value of such a share (other than Westar restricted share units and Westar performance units) outstanding immediately prior to the effective time of the Mergers was cancelled and converted into a vested right to receive a share of Common Stock, plus a cash payment in an amount equal to any dividend equivalents associated with such award as of the effective time of the Mergers, with the number of Westar Energy performance units to be the greater of the target award or the number determined in accordance with the performance criteria provided in the applicable award agreement.

This Registration Statement is being filed by the Registrant in connection with the registration of the Common Stock issuable to eligible employees of the Registrant or its subsidiaries pursuant to awards granted or that may in the future be granted under the Plans, which were assumed by the Registrant in accordance with the terms of the Merger Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. In accordance with

Rule 428(b)(2) of the Securities Act, the Company has not filed such documents with the Securities and Exchange Commission (the “SEC”), but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company incorporates by reference the documents or portions of documents listed below that were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable SEC rules):

(a)	The Company’s Current Reports on Form 8-K, as filed with the SEC on May 25, 2018 and June 4, 2018;

(b)	Great Plain Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 21, 2018;

(c)	Great Plains Energy’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, as filed with the SEC on April 26, 2018;

(d)	Great Plain Energy’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on May 2, 2018;

(e)	Great Plain Energy’s Current Reports on Form 8-K filed with the SEC on January 12, 2018, February 20, 2018, March 1, 2018, March 8, 2018, May 2, 2018 (Item 5.04 only), May 25, 2018 and June 4, 2018;

(f)	Great Plains Energy Incorporated 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2016, as filed with the SEC on June 28, 2017;

(g)	Westar Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 21, 2018;

(h)	Westar Energy’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on April 27, 2018;

(i)	Westar Energy’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 8, 2018;

(j)	Westar Energy’s Current Reports on Form 8-K filed with the SEC on January 12, 2018, March 7, 2018, May 1, 2018, May 25, 2018 and June 4, 2018;

(k)	Westar Energy, Inc. Employees’ 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2017, as filed with the SEC on May 29, 2018; and

(l)	The description of the Company’s Common Stock, which is contained in its Registration Statement on Form S-4, as amended (Reg. No. 333-220465), under the heading “Description of Monarch Energy Capital Stock,” including any amendments or reports filed for purposes of updating such description.

All documents the Company, Great Plains Energy Incorporated 401(k) Savings Plan and Westar Energy, Inc. Employees’ 401(k) Savings Plan filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the SEC or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document subsequently filed by the Company, Great Plains Energy Incorporated 401(k) Savings Plan or Westar Energy Employees’ 401(k) Savings Plan which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Company by Heather A. Humphrey, the Company’s Senior Vice President – General Counsel and Corporate Secretary. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Ms. Humphrey beneficially owns or has rights to acquire an aggregate of less than 0.1% of the total outstanding shares of Common Stock of the Company.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and By-laws (the “By-laws”).

Missouri Revised Statutes (RSMo) Section 351.355 (2016) provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or the bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The officers and directors of the Company have entered into indemnification agreements with the Company indemnifying such officers and directors to the extent allowed under the above RSMo Section 351.355 (2016).

Article Thirteen of the Articles of Incorporation of the Company provides as follows:

ARTICLE THIRTEEN (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The General and Business Corporation Law of Missouri, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this ARTICLE THIRTEEN shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if The General and Business Corporation Law of Missouri requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE THIRTEEN or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. Such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this ARTICLE THIRTEEN is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under The General and Business Corporation Law of Missouri for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the

Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in The General and Business Corporation Law of Missouri, nor an actual determination by the Company (including its Board of Directors, independent, legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEEN shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of Director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its Directors and officers which provide greater indemnification rights than that generally provided by The General and Business Corporation Law of Missouri; provided, however, that no such further indemnity shall indemnify any person from or on account of such Director’s or officer’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEEN after the date of approval of this ARTICLE THIRTEEN by the Company’s shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

(d) Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a Director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEEN.

(e) Amendment. This ARTICLE THIRTEEN may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (i) the effective date of such amendment or repeal; (ii) the expiration date of such person’s then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (iii) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

Pursuant to RSMo Section 351.355 (2016), and the Articles of Incorporation, the Company maintains directors’ and officers’ liability coverage.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the employee benefit plans subject to this Registration Statement and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS to qualify the plans.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 15, 2018.

EVERGY, INC.

By:	/s/ Terry Bassham
Terry Bassham President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Bassham Terry Bassham	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2018

/s/ Anthony D. Somma Anthony D. Somma	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 15, 2018

/s/ Steven P. Busser Steven P. Busser	Vice President – Risk Management and Controller (Principal Accounting Officer)	June 15, 2018

* Mark A. Ruelle	Chairman of the Board	June 15, 2018

* Mollie H. Carter	Director	June 15, 2018

* Charles Q. Chandler	Director	June 15, 2018

* Gary D. Forsee	Director	June 15, 2018

* Scott D. Grimes	Director	June 15, 2018

* Richard L. Hawley	Director	June 15, 2018

* Thomas D. Hyde	Director	June 15, 2018

* Anthony Isaac	Director	June 15, 2018

* Sandra A. J. Lawrence	Director	June 15, 2018

*	Director	June 15, 2018
Ann D. Murtlow

* Sandra J. Price	Director	June 15, 2018

* John J. Sherman	Director	June 15, 2018

* S. Carl Soderstrom, Jr.	Director	June 15, 2018

*By	/s/ Terry Bassham
Terry Bassham
Attorney-in-Fact*

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Great Plains Energy Incorporated 401(k) Savings Plan (formerly known as Great Plains Energy Incorporated Cash or Deferred Arrangement (“Employee Savings Plus”)) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, State of Missouri, on June 15, 2018.

GREAT PLAINS ENERGY INCORPORATED 401(k) SAVINGS PLAN

By:	/s/ Ellen E. Fairchild
Name:	Ellen E. Fairchild
Member, Administrative Committee

Pursuant to the requirements of the Securities Act of 1933, the Investment and Benefits Committee of the Westar Energy, Inc. Employees’ 401(k) Savings Plan has duly caused this registration statement to be signed on the Plan’s behalf by the undersigned thereunto duly authorized, in the city of city of Topeka, State of Kansas, on June 15, 2018.

WESTAR ENERGY, INC. EMPLOYEES’ 401(k) SAVINGS PLAN

By:	/s/ Anthony D. Somma
Name:	Anthony D. Somma
Chairman, Westar Energy, Inc. Investment and Benefits Committee

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Amended and Restated Articles of Incorporation of Evergy, Inc. (incorporated by reference to Exhibit 3.1 to Evergy, Inc.’s Current Report on Form 8-K filed with the SEC on June 4, 2018).

3.2*	Amended and Restated By-laws of Evergy, Inc. (incorporated by reference to Exhibit 3.2 to Evergy, Inc.’s Current Report on Form 8-K filed with the SEC on June 4, 2018).

5.1	Opinion of Heather A. Humphrey, Senior Vice President - General Counsel and Corporate Secretary of Evergy, Inc., regarding the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Great Plains Energy Incorporated.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Westar Energy, Inc.

23.3	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm for the Great Plains Energy Incorporated 401(k) Savings Plan.

23.4	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for the Westar Energy, Inc. Employees’ 401(k) Savings Plan (included in Exhibit 23.2 to this Registration Statement).

23.5	Consent of Heather A. Humphrey, Senior Vice President—General Counsel and Corporate Secretary of Evergy, Inc. (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney.

99.1	Evergy, Inc. Long-Term Incentive Plan (formerly named the Great Plains Energy Incorporated Long-Term Incentive Plan, as amended).

99.2*	Westar Energy, Inc. Long Term Incentive and Share Award Plan, as amended and restated effective January 1, 2016 (incorporated by reference to Appendix B to Westar Energy, Inc.’s Proxy Statement filed on April 1, 2016).

*	Incorporated by reference herein as indicated.